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This LOCK-UP AGREEMENT ("Agreement") is entered into as of __________, 1997, by and between MIRAVANT MEDICAL TECHNOLOGIES, a Delaware corporation (the "Company"), and _______________________________ (the "Purchaser").

RECITALS

A. The Company, Purchaser and certain other purchasers signatory thereto ("Other Purchasers") are executing and delivering the Securities Purchase Agreement dated as of even date herewith (the "Purchase Agreement"). Capitalized terms used and not defined herein shall have the meanings given to such terms in the Purchase Agreement.

B. The Company, Purchaser and the Other Purchasers are executing and delivering the Registration Rights Agreement dated as of even date herewith ("Registration Rights Agreement").

C. As a condition to issuing the Common Stock to Purchaser pursuant to the Purchase Agreement, the Company requires that Purchaser enter into this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of their respective promises contained herein and in the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser hereby agree as follows:

ARTICLE I
RESTRICTIONS ON SALE OF COMMON
STOCK

1.1 Restriction on Dispositions. Except as provided in Section 1.2, or except for any option transaction permitted pursuant to Section 4.10 of the Purchase Agreement, prior to the Termination Date (as defined below) Purchaser shall not, directly or indirectly, offer, sell, transfer, assign, contract to sell or otherwise dispose of (any such action, a "Disposition") any Common Shares or Warrant Shares acquired by and beneficially owned by Purchaser pursuant to the Purchase Agreement. A pledge of any such shares of Common Stock shall not constitute a Disposition hereunder if effected in compliance with Section 4.11 of the Purchase Agreement.

1.2 Permitted Dispositions. Upon and following the date that the Common Shares are registered pursuant to the Registration Rights Agreement, and prior to the Termination Date, Purchaser shall be permitted to effect Dispositions of Common Shares and Warrant Shares if the weighted average bid price for shares of Common Stock during the **** trading days immediately preceding the date of such Disposition (as reported by Bloomberg, L.P.) is equal to or greater than $*** (such amount to be adjusted from time to time to reflect the effect of any stock dividends, stock splits, reverse stock splits discounted equity offerings or actions similar to any of the foregoing), in an amount not to exceed, individually and in the aggregate among the Purchasers signatory hereto)******.

1.3 Term. The restrictions on Dispositions set forth herein shall remain in full force and effect until the earlier of (a) __________, 1998 or (b) the optional termination of the Agreement pursuant to Section 1.4 (such date of termination, the "Termination Date").

*CONFIDENTIAL MATERIAL HAS BEEN DELETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933.

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1.4  Option to Terminate.  Notwithstanding any other provision of this
Agreement, Purchaser shall have the unilateral right to terminate this Agreement if any of the following events involving the Company shall have been announced as pending or planned, or shall have occurred:

          (a)  A Change in Control Transaction (as defined below);

          (b) A "going private" transaction under Rule 13e-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (c) A tender offer by the Company under Rule 13e-4 promulgated pursuant to the Exchange Act;

          (d) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts generally as they mature; (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business;

          (e) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Company, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceedings.

          (f) Any member of management of the Company subject to a lock-up agreement pursuant to Section 4.14 of the Purchase Agreement shall sell or dispose of shares of Common Stock in violation of the provisions of such
Section 4.14.

     As used in this Agreement, a "Change of Control Transaction" shall mean,
(i) the sale, conveyance or disposition of all or substantially all of the assets of the corporation, (ii) a consolidation or merger of the Company with or into any other "Person" (whether or not the Company is the surviving Person, but other than a merger or consolidation whereby the stockholders of the Company immediately preceding the merger or consolidation continue to own, in such merger or consolidation, greater than 50% of the voting power of the capital stock of the surviving Person that is normally entitled to vote in the election of directors, managers or trustees, as applicable), or, (iii) any person or any "group" (as such term is used in Section 13(d) of the Exchange Act), becomes the beneficial owner or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) in excess of 30% of the Company's voting power of the capital stock of the Company normally entitled to vote in the election of directors of the Company.

ARTICLE II
LEGEND; REMOVAL

     2.1 Legends. Purchaser understands that, subject to Section 2.2 hereof, until the earlier of (a) such time as the Common Shares and Warrant Shares acquired by Purchaser pursuant to the Purchase Agreement are subject to a permitted Disposition in accordance with the terms of Section 1.2 hereof, or (b) the Termination Date, the certificates for the Common Shares and Warrant Shares will bear a restrictive legend (the "Stock Legend") in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR DISPOSED OF, EXCEPT IN ACCORDANCE WITH THE TERMS OF THE LOCK-UP AGREEMENT DATED AS OF __________, 1997 ("LOCK-UP AGREEMENT") AMONG MIRAVANT MEDICAL TECHNOLOGIES AND THE PURCHASER PARTIES THERETO. A TRUE AND CORRECT COPY OF THE LOCK UP AGREEMENT IS AVAILABLE FROM THE COMPANY UPON REQUEST.


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     2.2  Removal of Legend.  The Stock Legend shall be removed and the
Company shall issue a certificate without such Stock Legend to the holder ("Holder") of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Stock Legend, if such holder provides a certificate in the form attached to this Agreement as Exhibit A (a "Disposition Certificate"), (a) designating the number of Securities from which holder requests that the Stock Legend be removed and (b) certifying that Disposition of the Securities specified in such Disposition Certificate
is permitted pursuant to Section 1.2 of this Agreement.   Notwithstanding
anything in this Section 2.2 or any other Section of this Agreement to the contrary, the Stock Legend shall be removed from all of the Common Shares and Warrant Shares on, and shall not be placed on Warrant Shares on and after, the Termination Date. In order to effect issuance of a certificate without the Stock Legend a Holder shall: (a) fax (or hand deliver) a copy of the fully executed Disposition Certificate to the Company (unless the Termination Date has occurred) and (b) surrender the certificates representing the Common Shares or Warrant Shares to be delegended and the original Disposition Certificate (if applicable) as soon as practicable thereafter. Upon receipt by the Company of the fax copy of a Disposition Certificate, the Company shall, no later than the later of (x) the third business day following such receipt or (y) the first business day following the date of receipt of the certificates representing the Common Shares or Warrant Shares and the original Disposition Certificate, issue and deliver to the Holder (or at its direction) (i) the number of unlegended shares to be issued pursuant to the Disposition Certificate and (ii) a certificate representing the number of Common Shares or Warrant Shares, if any, from which the Stock Legend is not
being removed.   No Disposition Certificate is required to be submitted in
connection with removal of the Stock Legend at the Termination Date. The person or persons entitled to receive unlegended Common Shares or Warrant Shares issuable pursuant to a Disposition Certificate under this Section 2.2 shall be treated for all purposes as the record holder of such unlegended shares at the close of business on the date of the Disposition Certificate submitted with respect thereto.

2.3 Transfer Agent Instructions. The Company shall irrevocably instruct its transfer agent to issue certificates, registered in the name of each Purchaser or its nominee, for the Common Shares and Warrant Shares. Such certificates shall bear the Stock Legend only to the extent provided by Sections 2.1 and 2.2 above. The Company covenants that no instruction other than such instructions referred to in this Section 2.3 (and instructions relating to compliance with the Securities Act as provided in Section 5.2 of the Purchase Agreement) will be given by the Company to its transfer agent and that the Common Shares and Warrant Shares shall otherwise be freely transferable on the books and records of the Company. On the earlier to occur of (a) receipt by the Company of a duly executed Disposition Certificate, or (b) the Termination Date so required by Section 2.2 the Company shall, subject to applicable laws affecting the transfer of securities, permit the transfer, and, promptly instruct its transfer agent to issue within the time period specified in Section 2.2 one or more certificates without the Stock Legend in such name and in such denomination as specified by such Purchaser. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Purchaser by vitiating the intent and purpose of the transaction contemplated hereby and by the Purchase Agreement. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 2 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 2, that a Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. In addition and not in lieu of the foregoing remedies, if the Company fails to be issue Common Shares or Warrant Shares without the Stock Legend within three (3) trading days of the date when such issuance is required pursuant to Section 2.2 hereof (the "Required Issuance Date"), the Company shall pay to Purchaser an amount equal to two percent (2%) of the purchase price paid for the Common Shares and Warrant Shares required to be issued for the first month or 30 days following the Required Issuance Date, and three percent (3%) of said purchase price for each month or thirty (30) days thereafter, continuing through the date the Common Shares and Warrant Shares are issued without the Stock Legend. These payments will be prorated on a daily basis for partial months and will be paid to the Purchaser in cash within five (5) business days following the earlier of: (i)

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the end of each month following the Required Issuance Date, or (ii) the date of issuance of the unlegended shares.

2.4 Dispute Resolution. If there is a dispute as to Purchaser's calculation of the number of Common Shares and Warrant Shares properly subject to a Disposition Certificate, the Company shall proceed with the issuance of the number of unlegended Common Shares not in dispute. The matter shall then, within two (2) business days, be submitted by the Company to an accounting firm mutually acceptable to the Company and Purchaser for resolution, and such firm shall issue a determination of the proper calculation within three
(3) business days of submission. The calculation of such accounting firm shall be final and binding on the parties. If the accounting firm determines that any of the disputed Common Shares or Warrant Shares were not appropriately subject to a Disposition Certificate under Section 1.2 ("Non-Disposable Shares"), the Company shall be relieved of its obligation to pay damages accruing pursuant to Section 2.3 during the dispute solely with respect to such Non-Disposable Shares.

ARTICLE III
MISCELLANEOUS

3.1 Governing Law: Jurisdiction. This Agreement shall be governed by and construed in accordance with the Delaware General Corporation Law (in respect of matters of corporation law) and the laws of the State of California (in respect of all other matters) applicable to contracts made and to be performed in the State of California. The parties hereto irrevocably consent to the jurisdiction of the United States federal courts and state courts located in the County of New Castle in the State of Delaware or the County of Santa Barbara in the State of California in any suit or proceeding based on or arising under this Agreement or the transactions contemplated hereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. The Company and each Purchaser irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding in such forum. The Company and each Purchaser further agrees that service of process upon the Company or such Purchaser, as applicable, mailed by the first class mail in accordance with Section 3.5 shall be deemed in every respect effective service of process upon the Company and such Purchaser in any suit or proceeding arising hereunder. Nothing herein shall affect Purchaser's right to serve process in any other manner permitted by law. The parties hereto agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The parties hereto irrevocably waive any right to a trial by jury under applicable law.

3.2 Counterparts. This Agreement may be executed in two or more counterparts, including, without limitation, by facsimile transmission, all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause additional original executed signature pages to be delivered to the other parties.

3.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

3.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

3.5  Notice.   Any notice herein required or permitted to be given shall be in writing and may be delivered in accordance with the terms of Section 8.6 of the Purchase Agreement.

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3.6  Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Purchaser shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, each Purchaser may assign its rights and obligations hereunder to any of its "affiliates," as that term is defined under the Securities Act, without the consent of the Company so long as such affiliate is an accredited investor (within the meaning of Regulation D under the Securities Act) and agrees in writing to be bound by this Agreement.

3.7 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

3.8 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

3.9 Remedies. No provision of this Agreement providing for any remedy to a Purchaser shall limit any remedy which would otherwise be available to such Purchaser at law or in equity. Nothing in this Agreement shall limit any rights a Purchaser may have with any applicable federal or state securities laws with respect to the investment contemplated hereby.

     3.10 Future Benefits. Purchaser will receive the identical, pro rata benefit offered to other purchasers entering into substantially similar Lock-Up Agreements with the Company as of the date hereof in the event the Company terminates such other agreements or otherwise waives, refrains from enforcing, favorably modifies or amends, or otherwise provides benefits to such other purchasers thereunder.

[Signatures to Follow]

IN WITNESS WHEREOF, the undersigned Purchaser and the Company have caused this Lock-Up Agreement to be duly executed as of the date first above written.

MIRAVANT MEDICAL  TECHNOLOGIES


By:________________________________________
      Name:    Gary S. Kledzik
      Title:   Chief Executive Officer

Date:  __________, 1997




PURCHASER:

_________________________________


By:______________________________
Name:

Title:

Date:     October ___, 1997

EXHIBIT  A

DISPOSITION CERTIFICATE


[DATE]

Via Facsimile & Overnight Courier

Mr. Gary S. Kledzik
Chief Executive Officer
John Philpott
Chief Financial Officer
Miravant Medical Technologies
7408 Hollister Avenue
Santa Barbara, CA 93117

[TRANSFER AGENT NAME]
[ADDRESS]

Joseph E. Nida, Esq.
Nida & Maloney, a Professional Corporation
800 Anacapa Street
Santa Barbara, CA 93101

Gentlemen:

Pursuant to Section 1.2 of the Lock-Up Agreement dated as of October ___, 1997 (the "Lock-Up Agreement") entered into by and between Miravant Medical Technologies (the "Corporation") and the undersigned registered holder of the Corporation's common stock (the "Holder"), Holder hereby irrevocably elects to effect the "Disposition" (as that term is defined in the Lock-Up Agreement) of __________________________________ (________) shares of the
Corporation's common stock (the "Shares"), as represented by stock certificate No(s). _______________________________ copies of which certificate(s) are attached for your reference and the originals thereof which shall be delivered to you together with the original of this Disposition Certificate.

By Holder's signature below, Holder certifies that the Disposition of Shares requested hereby is made in accordance with Section 1.2 of the Lock-Up Agreement insofar as:

**********************************************************************
*CONFIDENTIAL MATERIAL HAS BEEN DELETED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933.

In accordance with the foregoing and Section 2.2 of the Lock-Up Agreement, please re-issue, within the time period specified in the Lock-Up Agreement, the number of Shares indicated above to the undersigned without the "Stock Legend" (as defined in the Lock-Up Agreement), at the delivery address and in the denominations indicated below.

If you have any questions, please call me.

Very truly yours,

_______________________________


By:____________________________
     Name:
     Title:

Address for Delivery of Shares:

______________________________
______________________________
______________________________
Attention:



Please issue Shares in the form of ___________ certificates each representing ___________ common shares.